                                                                   EXHIBIT 20.03



                           LOAN AND SECURITY AGREEMENT


        This Loan and Security Agreement (as it may from time to time be amended, restated, supplemented or otherwise modified, this "AGREEMENT") is entered into effective as of June 2, 2000 (the "EFFECTIVE DATE") by and among HNC SOFTWARE, INC., a Delaware corporation ("LENDER"), on the one hand, and BRUCE HANSEN, an individual, and JODY A. HANSEN, his spouse (hereinafter collectively and individually referred to as "BORROWER"), on the other hand. This Agreement, the Note (as defined in Section 1.2), the Second Deed of Trust (as defined in Section 1.4) and any other documents entered into pursuant to this Agreement or in connection with the Loan (as defined in Section 1.1), are hereinafter sometimes collectively referred to as the "LOAN DOCUMENTS."

                                 R E C I T A L S

        WHEREAS, Lender desires to loan certain funds to Borrower and Borrower wishes to borrow certain funds from Lender on the terms and conditions set forth herein;

        WHEREAS, the proceeds of such loan shall be used by Borrower to purchase an improved real property residence in ___________ (the "PROPERTY"); and

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants set forth in this Agreement, Lender and Borrower hereby agree as follows:

        1. AMOUNT AND TERMS OF LOAN.

               1.1 LOAN. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants of Borrower in this Agreement and in the other Loan Documents, at and upon the Escrow Closing (as defined below), Lender shall loan Borrower the principal amount of Six Hundred Thousand Dollars (US $600,000) (the "LOAN"), which shall be used to fund Borrower's purchase of the Property. The Loan will only be made to the Borrower upon the closing of escrow of Borrower's purchase of the Property (the "ESCROW CLOSING") and will be advanced as part of the Escrow Closing.

               1.2 PROMISSORY NOTE; INTEREST. Borrower's indebtedness to Lender under the Loan Documents shall be evidenced by a Secured Full Recourse Promissory Note executed by Borrower and delivered to Lender at or before the Escrow Closing in substantially the form attached as Exhibit A (the "NOTE"). As provided in the Note, interest on the unpaid principal amount of the Loan will accrue beginning on June 2, 2000 at a rate equal to eight and fifty one-hundredths percent (8.50%) per annum, which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, provided, however, that the rate at which interest will accrue on unpaid principal under the Loan evidenced by the Note will not exceed the highest rate permitted by applicable law. All payments under the Loan shall be made in lawful money of the United States. Interest on the unpaid principal amount of the Loan will begin to accrue on June 2, 2000 and will continue to accrue until the date on which the entire principal amount owing under the Loan has been repaid in full.

               1.3 MATURITY OF LOAN. The unpaid principal amount of this Loan and all unpaid interest accrued thereon will be immediately due and payable to Lender in full on that date (the "MATURITY DATE") that is the earlier to occur of the following:

               (a) June 2, 2005; and

               (b) ninety (90) days after the date of termination of Bruce Hansen's employment with Lender for any reason or no reason (where, for this purpose, Bruce Hansen will be deemed to be employed by Lender if he is employed by Lender or a wholly-owned subsidiary of Lender).

               1.4 SECURITY. Borrower's indebtedness to Lender under the Loan Documents will be secured by a second deed of trust in customary form (the "SECOND DEED OF TRUST") on the Property. The Second Deed of Trust will be executed by Borrower in favor of Lender, with a company that is approved by both Borrower and Lender to act as trustee, and will be delivered by Borrower to Lender at or prior to the Escrow Closing. In the event that Borrower grants a first deed of trust or similar lien on the Property to secure a loan used to fund Borrower's payment of the purchase price of the Property, Lender agrees not to file the Second Deed of Trust with the County Recorder until Borrower's first lender has filed its deed of trust on the Property, and the Second Deed of Trust shall be senior to all liens on the Property excepting only such first deed of trust.

               1.5 OPTIONAL PREPAYMENTS. Borrower may prepay any unpaid principal and interest due under the Loan at any time, without penalty, in whole or in part in increments of at least One Thousand Dollars ($1,000). Each prepayment will be applied as follows: (a) first to the payment of accrued interest, and (b) second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal on the Loan.

               1.6 EMPLOYMENT NOT PROMISED. The parties acknowledge that nothing in this Agreement or in any exhibit hereto shall affect Lender's right or ability to terminate Bruce Hansen's employment with Lender or any subsidiary or affiliate of Lender and nothing in this Agreement or in any exhibit hereto shall be construed as a promise of continued employment of Bruce Hansen by Lender or any affiliate of Lender.

        2. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lender that:

               2.1 USE OF LOAN PROCEEDS. Borrower will apply the entire Loan proceeds towards the payment of the purchase price of the Property, and Borrower is purchasing the Property as Borrower's principal residence.

               2.2 RECEIPT OF LOAN PROCEEDS. Borrower acknowledges and agrees with Lender that any disbursement of the proceeds of the Loan made by Lender to any account or person designated to receive such proceeds by either Bruce Hansen or Jody A. Hansen shall be conclusively deemed to be an advancement of such proceeds of the Loan to Borrower and Borrower will, on demand, confirm that Borrower has received all proceeds of the Loan that have been disbursed to third parties at Borrower's direction, and that Borrower has received the full benefit of such proceeds.



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

               2.3 TITLE TO PROPERTY. The Property will be in the name of Borrower and is free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests, except for: (a) if Borrower has a first lender for the Property, the first deed of trust filed by such first lender; (b) statutory liens for the payment of current taxes that are not yet delinquent; and (c) subject to approval by Lender, encumbrances identified in the preliminary title report for the Property attached as Exhibit B.

               2.4 BALLOON PAYMENT. Borrower acknowledges that the unpaid principal amount of this Loan and all unpaid interest accrued thereon will be immediately due and payable to Lender in full as one balloon payment on the Maturity Date.

        3.     COVENANTS OF BORROWER.

               3.1 INSURANCE COVERING COLLATERAL. Borrower shall maintain all risk property damage and casualty insurance policies covering the Property in an amount at least equal to the value of the dwelling and other improvements on the Property.

               3.2 FURTHER ASSURANCES. In addition to the obligations and documents that this Agreement expressly requires Borrower to execute, deliver and perform, Borrower will execute, deliver and perform any and all further acts or documents which Lender may reasonably require in order to carry out the purposes of this Agreement and/or any of the other Loan Documents.

        4. CONDITIONS PRECEDENT TO OBLIGATIONS OF LENDER. The obligation of Lender to advance the Loan is subject to the satisfaction (or written waiver by Lender) of each and all of the following conditions precedent:

               4.1 REPRESENTATIONS TRUE. All representations and warranties of Borrower contained in this Agreement and in all other Loan Documents will be true, correct and complete in all respects.

               4.2 AGREEMENT, NOTE AND SECOND DEED OF TRUST. Lender will have received from Borrower this Agreement, the Note and the Second Deed of Trust, each duly executed by Borrower.

               4.3 ESCROW CLOSING. The Loan need not be advanced to Borrower until the Escrow Closing and shall be delivered at the Escrow Closing.

               4.4 LOAN EFFECTIVE DATE. The Effective Date of the Loan shall be June 2, 2000.

        5.     DEFAULT AND REMEDIES.

               5.1 DEFAULT. Borrower will be deemed to be in default of the Loan ("DEFAULT") upon the occurrence of one of the following events:

               (a) failure by Borrower to pay Lender (or, in the event another party holds the Note, such holder) in full the amount of unpaid principal and accrued interest due under the Loan



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

on or before the Maturity Date, and failure by Borrower to cure this failure to pay within five (5) calendar days after Lender gives Borrower written notice of such failure to pay; or

               (b) Borrower's sale, gift, assignment or other transfer of the Property, except for transfers which, by law, cannot be restricted by a due-on-sale clause.

               5.2 REMEDIES UPON DEFAULT. Upon the occurrence of a Default, Lender may pursue all its rights and remedies available at law or in equity, including, but not limited to, the following: (a) the right to accelerate the payment of all of the unpaid principal and accrued interest due under the Loan so that such payment will automatically become immediately due and payable in full without the need for any further action on the part of Lender or any other holder of the Note; and (b) the right to bring suit to enforce payment under the Note of all of the unpaid principal and accrued interest under the Loan. The rights and remedies of Lender herein provided will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

        6.     MISCELLANEOUS.

               6.1 SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and will inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. Lender may assign any of its rights and obligations under this Agreement. Borrower shall not assign any of its rights and obligations under this Agreement, except with the prior written consent of Lender, and any assignment purported to be made without such consent shall be void and of no effect.

               6.2 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of California as applied to agreements entered into in California by California residents, without giving effect to that body of laws pertaining to conflict of laws.

               6.3 NOTICES. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement must be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery of the notice is in person; (b) at the time of transmission by facsimile or telecopier, addressed to the other party at its facsimile number or telecopier address specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile; (c) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (d) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries.

                      All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the



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

address set forth below, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto. Notices to Lender will be marked "Attention: Vice President, Corporate Finance."

If to Lender:                                    If to Borrower:

HNC Software Inc.                                Bruce Hansen and Jody A. Hansen
5935 Cornerstone Court West                      ___________________________
San Diego, CA  92121                             ___________________________
Attention: Vice President, Corporate Finance     Facsimile: ___________________
Facsimile: (858) 452-3220

               6.4 FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

               6.5 TITLES AND HEADINGS. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Agreement.

               6.6 ENTIRE AGREEMENT. The Loan Documents constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

               6.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

               6.8 SEVERABILITY. The invalidity or unenforceability of any term or provision of this Agreement will not affect the validity or enforceability of any other term or provision.

               6.9 FACSIMILE SIGNATURES. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party. The original signature copy shall be delivered to the other party by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

               6.10 AMENDMENT AND WAIVERS. Neither this Agreement nor any other Loan Document may be amended except by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement or any other Loan Document will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement or any other



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

Loan Document as to any one provision herein or therein shall constitute a subsequent waiver of such provision or of any other provision herein or therein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

               6.11 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               6.12 JURISDICTION. The parties agree that any controversy or claim arising out of or relating to this Agreement shall be tried and litigated exclusively in a state or federal court of competent jurisdiction located in San Diego County in the State of California.

               6.13 WAIVER OF JURY TRIAL. The parties waive any right they may have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or other action of any party. In addition, Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]



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               IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.



BORROWER:                                  LENDER:
                                           HNC SOFTWARE INC.


/s/  Bruce Hansen                          By: /s/  Russell C. Clark
-----------------------------------            ---------------------------------
Bruce Hansen                                   Russell C. Clark
                                               Vice President, Corporate Finance

/s/  Jody Hansen
-----------------------------------
Jody A. Hansen

ATTACHMENTS:
Exhibit A   -   Secured Full Recourse Promissory Note
Exhibit B   -   List of Encumbrances on the Property



                       [SIGNATURE PAGE TO LOAN AGREEMENT]



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                                    EXHIBIT A

                      SECURED FULL RECOURSE PROMISSORY NOTE

                      SECURED FULL RECOURSE PROMISSORY NOTE



                              San Diego, California


$600,000                                                            June 2, 2000



        For value received, Bruce Hansen, an individual, and Jody A. Hansen, his spouse (collectively and individually referred to as the "BORROWER"), hereby jointly and severally promise to pay to the order of HNC Software Inc., a Delaware corporation (the "LENDER"), at the Lender's principal place of business at 5935 Cornerstone Court West, San Diego, California 92121, or at such other place as the Lender may direct, the principal sum of Six Hundred Thousand Dollars ($600,000), together with interest accrued on unpaid principal from June 2, 2000 at the rate of eight and fifty one-hundredths percent (8.50%) per annum, which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended; provided, however, that the rate at which interest will accrue on unpaid principal under this Note will not exceed the highest rate permitted by applicable law. This Secured Full Recourse Promissory Note, as it may be amended, restated, supplemented or otherwise modified from time to time, is referred to herein as this "NOTE", and the loan evidenced by this Note is hereafter referred to as the "LOAN". All payments under this Note shall be made in lawful money of the United States. Interest will begin to accrue on June 2, 2000 and will continue to accrue until the date on which the entire principal amount owing under this Note has been repaid in full.

        This Note is issued pursuant to and governed by the terms and conditions of that certain Loan and Security Agreement dated June 2, 2000, between the Lender and Borrower (the "LOAN AGREEMENT"). The following is a statement of the additional rights and obligations of the holder of this Note and the terms and conditions to which this Note is subject, and to which the holder, by the acceptance of this Note, agrees:

               1. SECURITY. Payment of this Note is secured by a second deed of trust (the "SECOND DEED OF TRUST") on certain real property located at ________________ (the "PROPERTY"). The Second Deed of Trust will be executed by Borrower in favor of the Lender, with a company that is approved by both Borrower and the Lender to act as trustee, and will be delivered by Borrower to the Lender at or prior to the closing of escrow of Borrower's purchase of the Property.

               2. MATURITY OF LOAN. The unpaid principal amount of this Note and all unpaid interest accrued thereon shall be immediately due and payable to the Lender in full on the date (the "MATURITY DATE") that is the earlier to occur of the following:

               (a) June 2, 2005; and



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

               (b) ninety (90) days after the date of termination of Bruce Hansen's employment with Lender for any reason or no reason (where, for this purpose, Bruce Hansen will be deemed to be employed by Lender if he is employed by Lender or a wholly-owned subsidiary of Lender).

               3. DEFAULT. Borrower will be deemed to be in default of this Note ("DEFAULT") upon the occurrence of one of the following events:

               (a) failure by Borrower to pay the Lender (or, in the event another party holds this Note, such holder) in full the amount of unpaid principal and accrued interest due under this Note on or before Maturity Date, and failure by Borrower to cure this failure to pay within five (5) calendar days after the Lender gives Borrower written notice of such failure to pay; or

               (b) Borrower's sale, gift, assignment or other transfer of the Property, except for transfers which, by law, cannot be restricted by a due-on-sale clause.

               4. REMEDIES UPON DEFAULT. Upon the occurrence of a Default, the Lender may pursue all its rights and remedies available at law or in equity, including, but not limited to, the following: (a) the right to accelerate the payment of all of the unpaid principal and accrued interest due under this Note so that such payment will automatically become immediately due and payable in full without the need for any further action on the part of the Lender or any other holder of this Note; and (b) the right to bring suit to enforce payment under this Note of all of the unpaid principal and accrued interest under this Note. The rights and remedies of the Lender herein provided will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

               5. PREPAYMENT. Borrower may prepay any unpaid principal and interest due under this Note at any time, without penalty, in whole or in part in increments of at least Ten Thousand Dollars ($10,000). Each prepayment will be applied as follows: (a) first to the payment of accrued interest, and (b) second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal.

               6. SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise provided in this Note, this Note and the rights and obligations of the parties hereunder, will be binding upon and will inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Lender may assign any of its rights and obligations under this Note. Borrower shall not assign any of its rights and obligations under this Note, except with the prior written consent of the Lender.

               7. GOVERNING LAW. This Note will be governed by and construed in accordance with the internal laws of the State of California as applied to agreements entered into in California by California residents, without giving effect to that body of laws pertaining to conflict of laws.

               8. NOTICES. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Note must be in writing and will be effective and deemed to provide such party sufficient notice under this Note on the earliest of the following: (a) at the time of personal delivery, if delivery of the notice is in person; (b) at the time of transmission by



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facsimile or telecopier, addressed to the other party at its facsimile number or telecopier address specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile; (c) one
(1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (d) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries.

        All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto. Notices to the Lender will be marked "Attention: Vice President, Corporate Finance."

If to Lender:                                    If to Borrower:

HNC Software Inc.                                Bruce Hansen and Jody A. Hansen
5935 Cornerstone Court West                      ___________________________
San Diego, CA  92121                             ___________________________
Attention: Vice President, Corporate Finance     Facsimile: __________________
Facsimile: (858) 452-3220

               9. FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Note.

               10. TITLES AND HEADINGS. The titles, captions and headings of this Note are included for ease of reference only and will be disregarded in interpreting or construing this Note. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Note.

               11. ENTIRE AGREEMENT. This Note and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Note, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

               12. SEVERABILITY. The invalidity or unenforceability of any term or provision of this Note will not affect the validity or enforceability of any other term or provision.

               13. AMENDMENT AND WAIVERS. This Note may not be amended except by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Note or any other Loan Document will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this Section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Note shall constitute a waiver of that provision as to that or any other


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
instance. No waiver granted under this Note or any other Loan Document as to any one provision herein or therein shall constitute a subsequent waiver of such provision or of any other provision herein or therein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

               14. ADDITIONAL WAIVERS. The parties waive any right they may have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, this Note, or any course of conduct, course of dealing, verbal or written statement or other action of any loan party or any secured party. In addition, Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

        IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first above written.



                                             BORROWER:



                                             /s/  Bruce Hansen
                                             -----------------------------------
                                             Bruce Hansen

                                             /s/  Jody Hansen
                                             -----------------------------------
                                             Jody A. Hansen



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                                    EXHIBIT B
                        LIST OF ENCUMBRANCES ON PROPERTY